UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2010

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On August 25, 2010, Avista Corporation (Avista Corp.) entered into an Amendment to the Amended and Restated Sales Agency Agreement with BNY Mellon Capital Markets, LLC (BNYMCM). Under the terms of the Amendment to the Amended and Restated Sales Agency Agreement, Avista Corp. may offer and sell up to 3,087,500 shares of its common stock, no par value, from time to time through BNYMCM, as Avista Corp.’s agent for the offer and sale of the shares. Avista Corp. originally entered into an Amended and Restated Sales Agency Agreement to issue up to 1,250,000 shares of its common stock on December 16, 2009. In 2010, Avista Corp. has issued 475,954 shares of its common stock under this Amended and Restated Sales Agency Agreement.

The offering of shares will be made pursuant to Avista Corp.’s registration statement previously filed with the Securities and Exchange Commission (SEC) (File No. 333-163609), which became effective on December 9, 2009 (the “Registration Statement”). Avista Corp. filed a prospectus supplement with the SEC in connection with this offer and sale of shares.

This Current Report on Form 8-K is being filed for the purpose of filing an exhibit to the Registration Statement. Such exhibit is hereby incorporated by reference into the Registration Statement.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, and there shall not be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The sale of securities is being made only by means of a prospectus and related prospectus supplement.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Amendment to Amended and Restated Sales Agency Agreement, dated as of August 25, 2010, between Avista Corporation and BNY Mellon Capital Markets, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date: August 25, 2010	/S/ MARIAN M. DURKIN
Marian M. Durkin
Senior Vice President, General Counsel
and Chief Compliance Officer